UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2015

VERITEQ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 S. CONGRESS AVENUE, SUITE 401 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-846-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 29, 2015, an amendment to the Amended and Restated Certificate of Incorporation (the “Amendment”) of VeriTeQ Corporation (“VeriTeQ” or the “Company”) will become effective to implement a 1-for-10,000 reverse stock split (the “Reverse Stock Split”) of the Company's outstanding common stock (the "Common Stock"). The Common Stock will begin trading on the OTC Pink Marketplace on a split-adjusted basis when the market opens on Wednesday July 29, 2015.

Once the Reverse Stock Split is effective, each 10,000 shares of the Company’s issued and outstanding Common Stock will automatically, and without any action on the part of the respective holders, be combined and converted into one (1) issued and outstanding share of Common Stock. The Reverse Stock Split will result in a reduction in the number of issued and outstanding shares of the Company’s Common Stock from approximately 4.4 billion to approximately 446,000. The Reverse Stock Split will affect all issued and outstanding shares of the Company's Common Stock, as well as all Common Stock underlying convertible notes, warrants, convertible preferred stock and stock options outstanding immediately prior to the Reverse Stock Split. The Amendment also increases the number of shares of Common Stock that the Company is authorized to issue from 10 billion to 100 billion. The Amendment was approved by the Company’s Board of Directors and ratified by the Company’s stockholders on May 26, 2015.

No fractional shares will be issued as a result of the Reverse Stock Split and stockholders who otherwise would be entitled to a fractional share will receive, in lieu thereof, a cash payment which will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled; by (b) the per share closing sales price of the Company’s common stock on the effective date of the reverse stock split. Stockholders holding physical share certificates will receive instructions from the Company's transfer agent, VStock Transfer, LLC, regarding the process for exchanging their pre-split share certificates for new share certificates. Stockholders with shares held in book-entry form or through a bank, broker, or other nominee are not required to take any action and will see the impact of the Reverse Stock Split reflected in their accounts. Beneficial holders may contact their bank, broker, or nominee for more information. Following the Reverse Stock Split, certificates evidencing pre-split shares of Common Stock will evidence only the right to receive a certificate evidencing post-split shares.

The Common Stock will continue to trade on the OTC Pink Marketplace under the ticker symbol VTEQ. The ticker symbol will temporarily be appended with a "D" to signify the effectiveness of the Reverse Stock Split for a period of 20 trading days. The post-split Common Stock will trade under a new CUSIP number, 923449300.

On July 28, 2015, the Company issued a press release announcing the Amendment, including the Reverse Stock Split. The press release furnished herewith as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed in Item 8.01 above, on July 23, 2015, the Company filed the Amendment, to become effective on July 29, 2015, to effect a 1:10,000 reverse split of its outstanding Common Stock and to increase the number of shares of Common Stock that the Company is authorized to issue from 10 billion to 100 billion. A copy of the Amendment is filed as Exhibit 99.2 to this Report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit Number	Description
	99.1	Press Release dated July 28, 2015

	99.2	Certificate of Amendment filed July 23, 2015

Special Note Regarding Forward-Looking Statements

This current report on Form 8-K contains"forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. These risks and uncertainties include, without limitation, VeriTeQ's ability to continue to raise capital to fund its operations and VeriTeQ’s ability to commericalize its Q Inside Safety Technology; as well as other risks. Additional information about these and other factors may be described in VeriTeQ's Form 10-K, filed on April 14, 2015, and future filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriTeQ Corporation

Date: July 28, 2015	/s/ Scott R. Silverman

Scott R. Silverman

Chairman and Chief Executive Officer

Exhibit Index

(d)	Exhibits

	Exhibit Number	Description
	99.1	Press Release dated July 28, 2015

	99.2	Certificate of Amendment filed July 23, 2015